As filed with the Securities and Exchange Commission on June 22, 1999

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         Global TeleSystems Group, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                                           94-3068423
  (State or other jurisdiction                           (I.R.S. Employer
       of organization)                                 Identification No.)

                                   ----------
                               1751 Pinnacle Drive
                             North Tower--12th Floor
                                McLean, VA 22102
                                 (703) 918-4500
          (Address and telephone number of principal executive offices)
                                   ----------

                         GLOBAL TELESYSTEMS GROUP, INC.
                            EQUITY COMPENSATION PLAN

          FOURTH AMENDED AND RESTATED 1992 STOCK OPTION PLAN OF GLOBAL
                             TELESYSTEMS GROUP, INC.

                   STOCK OPTION GRANTS TO CERTAIN INDIVIDUALS
                            (Full title of the plans)
                                   ----------

                              Grier C. Raclin, Esq.
                               1751 Pinnacle Drive
                             North Tower--12th Floor
                                McLean, VA 22102
                                 (703) 918-4558
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE


                Title of                         Amount           Proposed Maximum         Proposed Maximum        Amount of
            Securities to be                     to be           Offering Price Per           Aggregate           Registration
               Registered                    Registered(1)            Share(2)            Offering Price(2)           Fee
-----------------------------------------  ------------------  ----------------------- ------------------------ ----------------
Common Stock, par value $0.10 . . . . . .       8,398,854             $ 72.81               $611,520,559.74        $170,002.72

-----------------------------------------  ------------------  ----------------------- ------------------------ ----------------

(1)   The following shares are being registered on this Form S-8: 3,248,854 shares of common stock of Global TeleSystems Group, Inc.
      (the "Common Stock") that will be available for award under the Global TeleSystems Group, Inc. Equity Compensation Plan,
      5,000,000 shares of Common Stock that will be available for award under the Fourth Amended and Restated 1992 Stock Option
      Plan of Global TeleSystems Group, Inc. and 150,000 shares of Common Stock that will be available for grant pursuant to certain stock option grants to individuals.

(2)   The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the bid and asked prices of the Common Stock on the NASDAQ National Market System on June 15, 1999, in accordance with
      Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, and are being utilized solely for the purpose of calculating the registration fee.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*






































--------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.


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


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.

                  The following documents which have been filed by GTS TeleSystems Group, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") (or furnished by the Registrant to the Commission) are incorporated by reference in this Registration Statement:

                  (a) the Registrant's Form S-1 filed by the Registrant with the Commission on February 4, 1998;

                  (b) the description of the Registrant's Common Stock, par value $0.10 per share, registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contained in the Form S-1 registration statement described in, and incorporated by reference by, paragraph (a) above;

                  (c) the Registrant's proxy statement filed with the Commission on April 15, 1998; and

                  (d) the Registrant's annual report on Form 10-K for the year ending December 31, 1998.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part thereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.

                  Not Applicable.


Item 5. Interests of Named Experts and Counsel.

                  Not Applicable.





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


Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the company only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty or loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

                  The Registrant's Certificate of Incorporation (the "Certificate") provides that the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such exculpation from liabilities is not permitted with respect to liability arising from items described in clauses
(i) through (iv) in the preceding paragraph. The Certificate and the Registrant's by-laws further provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

                  The directors and officers of the Registrant are covered under directors' and officers' liability insurance policies maintained by the Registrant.


Item 7. Exemption from Registration Claimed.

                  Not Applicable.


Item 8. Exhibits.

                  See Index to Exhibits on page 8.


Item 9.           Undertakings.

                  (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


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


                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

         provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on this 21st day of June, 1999.


                                        GLOBAL TELESYSTEMS GROUP, INC.

                                        By: /s/ H. Brian Thompson
                                           ----------------------------
                                        Name: H. Brian Thompson
                                        Title: Chairman
                                        and Chief Executive Officer


                                POWER OF ATTORNEY

    We, the undersigned officers and directors of Global TeleSystems Group, Inc. hereby severally constitute and appoint, H. Brian Thompson, William H. Seippel, Alan Krenek and Grier C. Raclin, and each of them, with full power of substitution, our true and lawful attorney with full power to him singly to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and, in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Global TeleSystems Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of June, 1999.


                 Signature                                    Title
                 ---------                                    -----

     /s/ H. Brian Thompson                    Chairman and Chief Executive
     ------------------------------             Officer (principal executive
             H. Brian Thompson                  officer)

     /s/ Robert J. Amman                      President and Director
     ------------------------------
              Robert J. Amman

     /s/ William H. Seippel                   Executive Vice President --
     ------------------------------             Finance and Chief Financial
            William H. Seippel                  Officer (principal financial and
                                                accounting officer)

                Signature                                     Title



     /s/ Alan B. Slifka                       Vice Chairman of the
     ------------------------------             Board of Directors
             Alan B. Slifka

                                              Executive Vice Chairman
     ------------------------------            of the Board of Directors
            Gerald W. Thames

     /s/ David Dey                            Director
     ------------------------------
                David Dey

     /s/ Roger Hale                           Director
     ------------------------------
               Roger Hale

     /s/ Bernard McFadden                     Director
     ------------------------------
            Bernard McFadden


     /s/ Stewart J. Paperin                   Director
     ------------------------------
           Stewart J. Paperin


     /s/ W. James Peet                        Director
     ------------------------------
              W. James Peet

     /s/ Jean Salmona                         Director
     ------------------------------
              Jean Salmona

                                              Director
     ------------------------------
              Frank V. Sica

     /s/ Adam Solomon                         Director
     ------------------------------
              Adam Solomon





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


                                  Exhibit Index

Exhibit No.           Description of Document

4.1                 The Global TeleSystems Group, Inc. Equity Compensation Plan

4.2 The Fourth Amended and Restated 1992 Stock Option Plan of Global TeleSystems Group, Inc.

4.3 The Certificate of Incorporation of SFMT, Inc., and the corrections and amendments thereto (incorporated by reference as exhibits 3.1, 3.2, 3.4, and 3.5 of the Registrant's Registration Statement on Form S-1 (File No. 333-36555), filed on September 26, 1997) and the Certificate of Amendment to the Certificate of Incorporation of Global TeleSystems Group, Inc., filed with the Delaware Secretary of State on October 16, 1996 and the amendments thereto (incorporated by reference as exhibits 3.6 and 3.8, of the Registrant's Registration Statement on Form S-1 (File No. 333-36555), filed on September 26, 1997 and as exhibits 3.10 and 3.11 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 31, 1998).

5 Opinion of the Registrant's In-house legal counsel as to the legality of the securities registered hereby.

23.1                Consent of Ernst & Young LLP, Independent Auditors

23.2                Consent of PricewaterhouseCoopers, Independent Accountants

24                  Powers of Attorney (included on signature page).










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